Exhibit (a)(1)(C)

INSTRUCTIONS FOR EXERCISE OF MATINAS WARRANTS

Your right to participate in the Offer to Amend and Exercise will automatically expire if you do not properly elect to participate on or before the Expiration Date of January 13, 2017, as may be extended in the Company’s sole discretion. By execution of this Election to Participate and Exercise Warrant, you waive any right to receive any notice of the acceptance of the Amended Warrants, except as provided in the Offer to Amend and Exercise. To effect your acceptance of the Offer to Amend and Exercise you must:

(1)  Complete, sign and return this Election to Participate and Exercise Warrant.

(2)  Send your Original Warrants or, if you are unable to locate your Original Warrant, complete and sign an Affidavit of Lost Warrant (attached hereto) for each Original Warrant to be exercised.

(3)  Complete, sign and return the Accredited Investor Questionnaire (attached hereto).

(4)  (a) Pay the exercise price applicable to your Amended Warrant ($0.50 x number of shares to be exercised) by check or by wire transfer pursuant to the wire transfer instructions set forth below; or

 (b) If you hold $2.00 PA Warrants, $1.00 PA Warrants and/or $0.75 PA Warrants, you may either exercise for cash as per section 4(a) above or send your PA Warrant without payment so as to exercise on a “cashless” basis, in which case, the number of Warrant Shares to be issued to the Holder upon such exercise shall be calculated using the following formula:

X = Y * (A - B) A
with:	X = the number of Warrant Shares to be issued to the Holder
Y = the number of Warrant Shares with respect to which the Warrant is being exercised
A = 1.49, which is the fair value per share of Common Stock
B = 0.50 per share

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(5) The Election to Participate and Exercise Warrant, Original Warrants (and/or Affidavit of Lost Warrant), and Accredited Investor Questionnaire along with the exercise price must be received by the Company’s transfer agent, VStock Transfer, at the address below, on or before the Expiration Date of 5:00 pm (Eastern time) on January 13, 2017, as may be extended by the Company in its sole discretion.

ADDRESS:	VStock Transfer 18 Lafayette Place Woodmere, NY 11598
WIRE TRANSFER INSTRUCTIONS FOR EXERCISE OF AMENDED WARRANTS:	Domestic: CitiBank, N.A 530 Central Avenue Cedarhurst, NY 11516 ABA Routing No.: 021000089 Account Name: Matinas BioPharma Holdings, Inc. Account No.: 6779060812 Swift Code: CitiUS33	[____________] [NAME OF SENDER]

Delivery to an address other than as set forth above will not constitute a valid delivery.

*************

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ELECTION TO PARTICIPATE AND EXERCISE WARRANT PURSUANT TO
OFFER TO AMEND AND EXERCISE WARRANTS TO PURCHASE COMMON
STOCK OF MATINAS BIOPHARMA HOLDINGS, INC.
DATED DECEMBER 14, 2016

To:	Matinas BioPharma Holdings, Inc. c/o VStock Transfer 18 Lafayette Place Woodmere, NY 11598

Pursuant to the terms and subject to the conditions of the Offer to Amend and Exercise Warrants to Purchase Common Stock of Matinas BioPharma Holdings, Inc. dated December 14, 2016, as may be amended or supplemented from time to time (the “Offer to Amend and Exercise”), I hereby agree and elect to amend and exercise some or all of my Original Warrants (as defined in the Offer to Amend and Exercise) at the reduced amendment price of $0.50 as set forth in Table 1 below. Capitalized terms not otherwise defined in this Election to Participate and Exercise Warrant shall have the meanings ascribed to them in the Offer to Amend and Exercise.

TABLE 1

NUMBER OF ORIGINAL WARRANTS TO BE AMENDED AND EXERCISED

A Number of $2.00 “Formation Warrants” Being Amended and Exercised	B Exercise Price Per Share $0.50

A Number of $2.00 “Merger Warrants” Being Amended and Exercised	B Exercise Price Per Share $0.50

A Number of $2.00 Private Placement Warrants Being Amended and Exercised	B Exercise Price Per Share $0.50

A	B
Number of $2.00 “2013 Investor Warrants” Being Amended and Exercised	Exercise Price Per Share $0.50

A Number of $0.75 “2015 Investor Warrants” Being Amended and Exercised	B Exercise Price Per Share $0.50

A Number of $2.00 PA Warrants” Being Amended and Exercised For Cash	B Exercise Price Per Share $0.50

A Number of “$1.00 PA Warrants” Being Amended and Exercised For Cash	B Exercise Price Per Share $0.50

A Number of “$0.75 PA Warrants” Being Amended and Exercised For Cash	B Exercise Price Per Share $0.50

A Number of $2.00 PA Warrants” Being Amended and Exercised on a Cashless Basis	B Exercise Price Per Share $0.50
Aggregate Number of Shares Issuable upon Exercise Shares
A Number of “$1.00 PA Warrants” Being Amended and Exercised on a Cashless Basis	B Exercise Price Per Share $0.50
Aggregate Number of Shares Issuable upon Exercise Shares
A Number of “$0.75 PA Warrants” Being Amended and Exercised on a Cashless Basis	B Exercise Price Per Share $0.50
Aggregate Number of Shares Issuable upon Exercise Shares

EXERCISE PRICE AND STOCK CERTIFICATES

The undersigned hereby irrevocably elects to exercise and to purchase the number of shares of Matinas BioPharma Holdings, Inc. common stock issuable upon exercise of Original Warrants listed in Table 1 above and delivery of:

1. $             (in cash, which is the product of $0.50 multiplied by the number of Original Warrants being amended and exercised hereunder as set forth in Table 1 above).

2. If you hold $2.00 PA Warrants, $1.00 PA Warrants and/or $0.75 PA Warrants, you may either exercise for cash as per section 1 above or send your PA Warrant without payment so as to exercise on a “cashless” basis, in which case, the number of Warrant Shares to be issued to the Holder upon such exercise shall be calculated using the following formula:

X = Y * (A - B) A
with:	X = the number of Warrant Shares to be issued to the Holder
Y = the number of Warrant Shares with respect to which the Warrant is being exercised
A = 1.49, which is the fair value per share of Common Stock
B = 0.50 per share

The undersigned requests that certificates for such shares be issued in the name of:

(Please print name, address and social security or federal employer identification number (if applicable))

If the shares issuable upon this exercise are not all of the shares issuable for all of the holder’s Original Warrants, the undersigned requests that a new Original Warrant evidencing the rights not so exercised be issued in the name of and delivered to:

(Please print name, address and social security or federal employer identification number (if applicable))

Name of Holder (print):
(Signature):
(By:)
(Title:)
Dated:

ACKNOWLEDGMENTS AND REPRESENTATIONS AND WARRANTIES

I understand and acknowledge that:

(1) To accept the Offer to Amend and Exercise I must comply with the “Instructions for Delivery” (attached hereto).

(2) If I elect to participate, I hereby agree and acknowledge that my Original Warrants described in Table 1 above shall be deemed automatically amended as applicable, as set forth in applicable form of Amended Warrant attached as an exhibit hereto, without any further action or signature required by me or the Company.

(3) If I elect to participate, I understand that I am automatically and contemporaneously exercising my Amended Warrants.

(4) If I elect to participate, I understand that I am agreeing not to sell, make any Short Sale (as defined in the applicable form of Amended Warrant) of, loan, grant any option for the purchase of, or otherwise dispose of any of the Shares issuable upon the exercise of this Warrant without the prior written consent of the Company for a period of six months after the Expiration Date (the “Lock-Up Period”).

(4) If I elect not to participate, my Original Warrants will remain unmodified and will expire in accordance with their terms.

(5) If I choose to execute and deliver this Election to Participate and Exercise Warrant along with the aggregate exercise price applicable with respect to my Amended Warrants to the Company, the Company will place the aggregate exercise price funds into a separate non-interest bearing account until the Expiration Date of the Offer to Amend and Exercise.

(6) If I have decided to amend and exercise less than my total number of Original Warrants, the Company will send me a new Original Warrant for the amount of Original Warrants I excluded from this Election to Participate and Exercise Warrant.

(7) By amending and exercising the Original Warrants pursuant to the procedure described in the Offer to Amend and Exercise and in the instructions to this Election to Participate and Exercise Warrant, I accept the terms and conditions of the Offer to Amend and Exercise.

(8) The Company has advised me to consult with my own legal, tax and accounting advisors as to the consequences of participating or not participating in the Offer to Amend and Exercise.

(9) I have accurately completed and executed the Accredited Investor Questionnaire. The Offer to Amend and Exercise is not being offered to holders in any jurisdiction in which the offering or acceptance of participation in the Offer to Amend and Exercise would not be in compliance with the laws of such jurisdiction. In addition, the Company will not accept any Election to Participate and Exercise Warrant from or on behalf of, any Original Warrant holders if the Company determines that a valid securities exemption is not available for the Offer to Amend and Exercise under the Securities Act.

(10) All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns. Except as stated in the Offer to Amend and Exercise, this amendment is irrevocable.

(11) Upon request, I will execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the amendment and exercise of the Original Warrants pursuant to the Offer to Amend and Exercise.

I hereby represent and warrant that:

(1) I have the full power and authority to execute, deliver and perform any obligations hereunder and that, when and to the extent the Original Warrants are accepted for amendment and exercise by the Company, the Original Warrants will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof and the Original Warrants will not be subject to any adverse claims.

(2) I (either alone or with my purchaser representative) have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of investment in the Amended Warrants and the shares of common stock issuable upon the exercise of the Amended Warrants.

(3) I (either alone or with my purchaser representative) have had the opportunity to review the current business prospects, financial condition and operating history of the Company as set forth or incorporated by reference in the Offer to Amend and Exercise; and

(4) I (either alone or with my purchaser representative) have had the opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Offer to Amend and Exercise and I have received all the information I consider necessary or appropriate for deciding whether to accept the Offer to Amend and Exercise.

(5) Any securities I may acquire will be for my own account for investment and not with any view to the distribution thereof, and I will not sell, assign, transfer or otherwise dispose of any of the securities, or any interest therein, in violation of the Securities Act of 1933, as amended (the “Securities Act”), any applicable state securities law or the lock-up provisions of the Amended Warrants.

(6) I understand that (i) any securities I may acquire will not be registered under the Securities Act or any applicable state securities law and may not be sold or otherwise disposed of unless it is registered or sold or otherwise disposed of in a transaction that is exempt from such registration and (ii) the certificates representing the Securities will bear appropriate legends restricting the transferability thereof.

(7) I understand that the Company will rely upon the completeness and accuracy of these representations and warranties and my responses to the questions in the enclosed Accredited Investor Questionnaire in establishing that the contemplated transactions are exempt from the Securities Act and hereby affirm that all such responses are accurate and complete. I will notify the Company immediately of any changes in any of such information occurring prior to the acceptance of my subscription.

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If you execute the election above to amend and exercise your Original Warrants and return this signature page, your Original Warrants will be deemed amended and exercised in accordance with the terms and conditions of the applicable Amended Warrant.

You must complete and sign the following exactly as your name appears on your Original Warrants. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact or another person acting in a fiduciary or representative capacity, please set forth the signatory’s full title and include with this Election to Participate and Exercise Warrant proper evidence of the authority of such person to act in such capacity.

Date:	By:
(Signature)
(Print name)
(Title, if applicable)
Address:
Telephone:
Fax:
Tax ID/SSN:

AFFIDAVIT OF LOSS AND INDEMNIFICATION AGREEMENT

The Holder (as defined below) hereby represents, warrants and agrees as follows:

1. The following described instrument of Matinas BioPharma Holdings, Inc., a Delaware corporation (the “Company”) was lost or stolen:

Common Stock Purchase Warrant No. _______________ to purchase _______________ of common stock of Company, dated _______________, _______________ the “Original Warrant”), and registered in the name of _______________ (“Holder”);

2. Holder is the sole and unconditional record owner of the Original Warrant.

3. That neither the Original Warrant nor any interests therein have been sold, assigned, endorsed, transferred, deposited under any agreement, hypothecated, pledged, or disposed of in any manner by or on behalf of Holder; that neither Holder nor anyone on Holder’s behalf has signed any power of attorney, any stock power or any other assignment or authorization respecting the Original Warrant; and that no person, firm or corporation has any right, title, claim, equity or interest in, to or respecting the Original Warrant, except Holder as the sole owner.

4. That this Affidavit of Loss and Indemnification Agreement (the “Affidavit”) is made for the purpose of inducing the Company to accept the Holder’s Original Warrant in connection with the Holder’s election to participate in the Company’s Offer to Amend and Exercise, dated December 14, 2016, as amended or supplemented and to exercise such Original Warrant (the “Offer”).

5. Holder hereby agrees to immediately surrender the Original Warrant to the Company for cancellation without consideration should it at any time come into the possession or control of Holder.

6. To induce the Company to accept this Affidavit in place of the lost Original Warrant in connection with Holder’s acceptance of the Offer, Holder and its successors and assigns shall at all times indemnify and hold harmless the Company, VStock Transfer, LLC and their respective directors, officers, agents, successors and assigns from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all losses, damages, judgments, costs, charges, counsel fees, payments, expenses and liabilities whatsoever, which any of such indemnitees at any time shall or may sustain or incur (a) by reason of the issuance of a replacement warrant, if any or (b) by reason of any claim which may be made in respect of the Original Warrant, or (c) by reason of any payment, transfer, exchange, delivery or other act which any indemnitee hereunder may make or do in respect of the Original Warrant or a replacement warrant, if any, or any shares of common stock issued upon exercise thereof whether made or done through accident, oversight or neglect, or whether made or done upon presentation thereof without contesting, inquiring into or litigating the propriety of such payment, transfer, exchange, delivery or other act, or (d) by reason of any other matter or thing arising out of the recognition of the aforesaid request of Holder for the issuance of the Original Warrant or a replacement warrant, if any.

7. It is understood and agreed that in case the Original Warrant shall be recovered by anyone who claims ownership of such Original Warrant, then this Affidavit may be immediately enforced. This Affidavit shall be deemed a continuing obligation and successive recoveries may be had thereon for the various matters in respect of which any indemnitee shall from time to time become entitled to be indemnified.

This Affidavit shall be governed by the laws of the State of New York.

Dated: ____________, 2016.

HOLDER

(Signature)

(Printed Name)

(Title, if Holder is not a natural person)

ACCREDITED INVESTOR QUESTIONNAIRE

The undersigned understands that the purpose of this Questionnaire is to permit Matinas BioPharma Holdings, Inc. (“Matinas”) to determine whether the undersigned is an “accredited investor” as such term is defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended (the “Act”). The undersigned represents to Matinas that (i) the information contained herein is complete and accurate and may be relied upon by Matinas, and (ii) the undersigned will notify Matinas immediately of any change in any of such information.

All information furnished is for the sole use of Matinas and its counsel and will be held in confidence by Matinas and its counsel, except that this Questionnaire may be furnished to such parties as Matinas deems desirable to establish compliance with federal or state securities laws.

A. For Individuals:

The undersigned individual is an “Accredited Investor” for one or more of the following reasons (check all that apply):

☐ The undersigned is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000. For purposes of the foregoing, “net worth” shall be deemed to include all of your assets, liquid or illiquid (including such items as furnishings, automobile and restricted securities, but excluding the value of your primary residence) minus any liabilities (including such items as loans and other debts and liabilities, but excluding any mortgage on your primary residence to the extent that it does not exceed the fair market value of such residence).

☐ The undersigned is an individual (not a partnership, corporation, etc.) who had (i) an individual income in excess of $200,000 or (ii) joint income together with their spouse in excess of $300,000, in each of the two most recent years and reasonably expect to reach the same income level in the current year. For purposes of the foregoing, “income” is not limited to “adjusted gross income” as that term is defined for federal income tax purposes, but rather includes certain items of income which are deducted in computing “adjusted gross income”. For investors who are salaried employees, the gross salary of such investor, minus any significant expenses personally incurred by such investor in connection with earning the salary, plus any income from any other source including unearned income, is a fair measure of “income” for purposes of this question. For investors who are self-employed, “income” is generally construed to mean total revenues received during the calendar year minus significant expenses incurred in connection with earning such revenues.

☐ The undersigned is a director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer.

☐ The undersigned individual is not an “Accredited Investor” because none of the above apply. The undersigned acknowledges that in the event he or she choses to engage a purchaser representative, the undersigned will be required to complete a “Purchaser Representative Questionnaire,” in the form to be provided by the Company, to participate in the Offer to Amend and Exercise. The undersigned must notify the Company if he or she choses to engage a purchaser representative.

B. For Entities:

The undersigned is an “Accredited Investor” because the undersigned falls within at least one of the following categories (Check all appropriate lines):

☐ (i) a bank as defined in Section 3(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity;

☐ (ii) a broker-dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended;

☐ (iii) an insurance company as defined in Section 2(a)(13) of the Act;

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☐ (iv) an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”) or a business development company as defined in Section 2(a)(48) of the Investment Act;

☐ (v) a Small Business Investment Company licensed by the U.S. Small Business Investment Act of 1958, as amended;

☐ (vi) a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, where such plan has total assets in excess of $5,000,000;

☐ (vii) an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended (the “Employee Act”), where the investment decision is made by a plan fiduciary, as defined in Section 3(21) of the Employee Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or an employee benefit plan that has total assets in excess of $5,000,000 or a self-directed plan the investment decisions of which are made solely by persons that are accredited investors;

☐ (viii) a private business development company, as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 as amended;

☐ (ix) an organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐ (x) a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a “sophisticated” person, who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment;

☐ (xi) an entity in which all of the equity investors are persons or entities described above.

☐ The undersigned is an entity all the equity owners of which are “accredited investors” within one or more of the above categories. If relying upon this Category alone, each equity owner must complete a separate copy of this Questionnaire. (Describe the entity below).

☐ The undersigned entity is not an “Accredited Investor” because none of the above apply. The undersigned acknowledges that in the event the undersigned choses to engage a purchaser representative, the undersigned will be required to complete a “Purchaser Representative Questionnaire,” in the form to be provided by the Company, to participate in the Offer to Amend and Exercise. The undersigned must notify the Company if such entity choses to engage a purchaser representative.

The foregoing representations are true and accurate as of the date hereof.

Dated: ________, 2016

Name of Investor

Signature

Printed Name

Title (if applicable)

Name of joint investor or other person whose signature is required

Signature

Title (if applicable)

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